IMPACT MEDIA, LLC
                                 BALANCE SHEETS
                              May 31, 1999 and 1998
                                   (UNAUDITED)

                                                          1999           1998
                                                      -----------    -----------
    ASSETS

CURRENT ASSETS
  Cash and cash equivalents                           $   16,905     $   15,282
  Inventory                                               13,133            -
                                                      -----------    -----------
                               TOTAL CURRENT ASSETS       30,038         15,282

EQUIPMENT, net of accumulated depreciation
 of $6,643 and $650                                       31,237         10,498

PREPAID EXPENSES                                           3,940            -
                                                      -----------    -----------
                                       TOTAL ASSETS   $   65,215     $   25,780
                                                      ===========    ===========
    LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Trade accounts payable                              $  128,414     $      -
  Accrued expenses                                        18,546          9,265
  Advances from related party                             12,337            -
  Notes payable - related party                            2,400         14,000
  Notes payable - current portion                         15,143          1,225
                                                      -----------    -----------
                          TOTAL CURRENT LIABILITIES      176,840         24,490

NOTES PAYABLE                                             13,923          2,275

MEMBERS' EQUITY                                         (125,548)          (985)
                                                      -----------    -----------
         TOTAL LIABILITIES AND EQUITY                 $   65,215     $   25,780
                                                      ===========    ===========

                                IMPACT MEDIA, LLC
                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY
                     Five Months ended May 31, 1999 and 1998
                                   (UNAUDITED)

                                                          1999            1998
                                                      -----------    -----------
REVENUE
  Net sales                                           $  722,899     $  328,904
  Cost of sales                                          353,391        234,721
                                                      -----------    -----------
                                  GROSS PROFIT           369,508         94,183

OPERATING EXPENSES
  Selling                                                 13,250         12,185
  General and administrative                             614,492         99,051
  Depreciation                                             2,708            650
                                                      -----------    -----------
                                                         630,450        111,886
                                                      -----------    -----------
                                OPERATING LOSS          (260,942)       (17,703)

OTHER EXPENSE
  Interest expense                                           962            -
                                                      -----------    -----------
Loss before income taxes                                (261,904)       (17,703)

Income taxes                                                 -              -
                                                      -----------    -----------
                                     NET LOSS           (261,904)       (17,703)
MEMBERS' EQUITY
  Balance - beginning of year                            136,356            -
  Contributions                                              -           16,718
                                                      -----------    -----------
  Balance - end of year                               $ (125,548)    $     (985)
                                                      ===========    ===========

                                IMPACT MEDIA, LLC
                            STATEMENTS OF CASH FLOWS
                     Five Months ended May 31, 1999 and 1998
                                   (UNAUDITED)

                                                          1999          1998
                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                            $ (261,904)    $  (17,703)

  Adjustments to reconcile net loss to net cash
   used by operating activities:
   Depreciation                                            2,708            650
   Changes in operating assets and liabilities:
    Increase in inventory                                   (633)           -
    Increase in other assets                              (1,550)           -
    Increase in trade accounts payable                   104,524            -
    Increase in accrued expenses                          14,256          9,265
                                                      -----------    -----------
              Net cash used by operating activities     (142,599)        (7,788)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                      -           (7,648)
                                                      -----------    -----------
              Net cash used by investing activities          -           (7,648)

CASH FLOWS FROM FINANCING ACTIVITIES
  Cash from notes payable                                 12,337         14,000
  Principal payments on notes payable                     (4,493)           -
  Cash from contributions                                    -           16,718
                                                      -----------    -----------
          Net cash flows from financing activities         7,844         30,718
                                                      -----------    -----------
                        NET INCREASE (DECREASE) IN
                          CASH AND CASH EQUIVALENTS     (134,755)        15,282

                          CASH AND CASH EQUIVALENTS
                             AT BEGINNING OF PERIOD      151,660            -
                                                      -----------    -----------

                          CASH AND CASH EQUIVALENTS
                                   AT END OF PERIOD   $   16,905     $   15,282
                                                      ===========    ===========

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the five months ended May 31, 1998, $3,500 of equipment was purchased by assuming $3,500 of long-term capital leases.